UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 14, 2005

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane P.O. Box 32428 Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

(502) 366-3452
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

This amendment reflects clarification of the time of dismissal of the prior accountants and a description of the Audit Committee's decision.

        On April 14, 2005, Industrial Services of America, Inc. dismissed Crowe, Chizek and Company, LLC, as its independent registered public accounting firm effective with the filing of the first quarter 10-Q. Our Audit Committee dismissed Crowe Chizek and our Board of Directors ratified the dismissal at its meeting on April 14, 2005. The Board of Directors' decision followed our Audit Committee's decision to seek proposals from other independent registered public accountants to audit our financial statements for our fiscal year ending December 31, 2005. Crowe, Chizek's report on our financial statements for each of the years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audit for the year ended December 31, 2004 and for the year ended December 31, 2003, and the subsequent interim period through the date of dismissal, there were no disagreements with Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Crowe Chizek, would have caused it to make references to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

During the years ended December 31, 2004 and December 31, 2003 and through April 14, 2005, there were no Reportable Events (as defined by Regulation S-K Item 304 (a)(1)(v))

        We have engaged the firm of Mountjoy & Bressler, LLP as our independent registered public accounting firm effective on or about May 16, 2005, to act as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

        During the two most recent fiscal years and the interim period preceding the appointment of Mountjoy & Bressler, we have not consulted Mountjoy & Bressler regarding either (i) the application of the accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Mountjoy & Bressler concluded was an important factor that we considered in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined in Regulation S-K, Item 304(a)(1)).

We have authorized and requested Crowe Chizek to respond fully to the inquiries of Mountjoy & Bressler regarding the matters above.

We have provided Crowe Chizek with a copy of the disclosures we are making herein in response to Item 304(a) of Regulation S-K.

        We requested that Crowe Chizek furnish us as promptly as possible with a letter addressed to the Commission stating whether Crowe Chizek agrees with our statements, and if not, stating the respects in which Crowe Chizek did not agree. We agreed to file the Crowe Chizek letter with the Commission within ten (10) business days of the date of the original report (April 14, 2005), assuming receipt of it from Crowe Chizek.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit 16	Letter from Crowe Chizek and Company, LLC dated April 28, 2005, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

Date: April 28, 2005	By /s/ Alan L. Schroering
Alan L. Schroering, Chief Financial Officer